Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 16, 2007 (this “Agreement”), among the persons executing this Agreement as holders (the “Holders”) below and CONCEPT VENTURES CORPORATION, a Nevada corporation (the “Company”).

BACKGROUND

The Holders made certain loans to the Company’s indirect Chinese subsidiary in the aggregate principal amount of approximately $762,500. In order to induce the Holders to make those loans Mr. Jiada Hu, the Company’s Chairman, Chief Executive Officer and largest stockholder granted to the Holders warrants (the “Warrants”) to purchase an aggregate of 161,408 shares of the Common Stock of the Company held by Mr. Hu and the Company agreed to grant to the Holders the registration rights provided for in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, hereby agree as follows:

1.  Piggyback Registration Rights. If the Company shall determine to proceed with the preparation and filing of a registration statement, in connection with the proposed offer and sale of any of its securities by it or any of its security holders for cash (other than a registration statement on Form S-4, S-8 or other similar limited purpose form), the Company will give written notice of its determination to the Holders. Upon receipt of a written request from the Holders within thirty calendar days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the shares of Common Stock issuable upon exercise of the Warrants (the “Registrable Securities”), to the extent requested by the Holders, to be included in such registration statement, all to the extent required to permit the sale or other disposition by the Holders of such shares of Common Stock. If any registration pursuant to this Section 1 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 1 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this Section 1 together with any other shares would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the Company will include in such registration the number of the Holders shares of Common Stock which is pro rata, based on the number of securities which in the opinion of such underwriters can be sold and on the number of securities which all holders request be included in the registration, provided that any shares of Common Stock proposed to be included in such registration statement that are owned by directors or officers of the Company or their Affiliates shall be excluded prior to exclusion of any shares of Common Stock requested to be included by the Holders. The obligation of the Company under this Section 1 shall be unlimited as to the number of Registration Statements to which it applies. Notwithstanding the foregoing, the Holders shall not be entitled to exercise the registration rights provided for under this Section 1 except to the extent that the Holder has exercised his or her Warrant.

2.  Demand Registration Right. Upon the written request of Holders who hold a majority of the Registrable Securities, the Company shall prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) to register the offer and resale of the Registrable Securities, and shall use its best efforts to cause such Registration Statement to become effective. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Holders shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by the Holders. “Registration Expenses” shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. “Selling Expenses” shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for the Holders, if any. Notwithstanding the foregoing, the Holders shall not be entitled to exercise the registration rights provided for under this Section 2 except to the extent that the Holder has exercised his or her Warrant.

3.  Company Obligations. If the Registration Statement becomes effective, the Company will use its best efforts to: (a) keep such registration effective until the earlier of (i) the second anniversary of the date such Registration Statement is declared effective, (ii) such date as all of the Registrable Securities have been resold pursuant to a registration statement, or (iii) such date as all Registrable Securities may be sold pursuant to Rule 144 of the Securities Act (or any successor rule); (b) except as otherwise provided herein, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities; (c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Holder from time to time may reasonably request; and (d) file the documents required of the Company for normal blue sky clearance in states specified in writing by Holder and otherwise use its best efforts to maintain such blue sky clearance during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to (a) above, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

4.  Suspension of Use of Registration Statement. Holder hereby acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus. The Holder hereby covenants that it will not sell any securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that Holder may thereafter effect sales pursuant to said prospectus. Notwithstanding anything herein to the contrary, the Company shall not suspend use of the Registration Statement by Holder unless such suspension is (a) required by any federal or state governmental authority or (b) in the opinion of the Company’s counsel, necessary to make changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading.

5.  Indemnification.

(a)  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holders, their employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 5, but not be limited to, attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 5 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the SEC or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of any Holder’s failure to comply with the terms and provisions of this Agreement, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

(b)  If any action is brought against a Holder or any of its employees, agents, or counsel, or any controlling persons of such person (an “indemnified party”) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 5(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 5 to the contrary not withstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

(c)  The Holders, severally, but not jointly, agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holders, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holders in Section 5(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holders by or on behalf of the Holders, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holders pursuant to this Section 5(b), the Holders shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 5(a) and 5(b).

(d)  To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 5(a) or 5(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or other wise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel) as one entity, and the Holders (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Holders, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 5(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d) each person, if any, who controls the Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each employee, agent, and counsel of Holders or control person shall have the same rights to contribution as the Holders and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case to the provisions of this Section 5(d). Anything in this Section 5(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 5(d) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

6.  Holder Information. Holder shall provide to the Company such information regarding its ownership of Registrable Securities and plan of distribution as shall be required for the preparation and filing of the Registration Statement, including customary selling stockholder questionnaires.

7.  Choice of Law. It is the intention of the parties that the internal laws of the State of Nevada, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties set forth herein.

8.  Assignment; Parties in Interest. This Agreement may be pledged, assigned or otherwise transferred by the Holder.

9.  Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

10.  Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement, including, without limitation, any provision in any agreement between Mr. Jiada Hu and the Holders purporting to grant registration or similar rights to the Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

CONCEPT VENTURES CORPORATION

By: /s/ Jiada Hu
Name: Jiada Hu Title: CEO and President

HOLDERS:

/s/ Cheng Qingbo	/s/ Zhang Zhihao
Cheng Qingbo	Zhang Zhihao
Number of Registrable Securities: 52,920 Underlying Shares	Number of Registrable Securities: 34,398 Underlying Shares

/s/ Yang Yi	/s/ Gong Maoquan
Yang Yi	Gong Maoquan
Number of Registrable Securities: 13,230 Underlying Shares	Number of Registrable Securities: 7,940 Underlying Shares

/s / Li Tie
Li Tie
Number of Registrable Securities: 52,920 Underlying Shares

[Signature Page to Registration Rights Agreement]